                                                                    EXHIBIT 4.13

                                    GUARANTY

          GUARANTY dated June 18, 2001 made by INVESCO, Inc., a Delaware corporation, INVESCO North American Holdings, Inc., a Delaware corporation, A I M Management Group Inc., a Delaware corporation, and A I M Advisors, Inc., a Delaware corporation (collectively, the "Guarantors"), in favor of the Lenders
                                         ----------
(as defined in the Credit Agreement referred to below).

          PRELIMINARY STATEMENT. The Lenders, Citibank, N.A. and Bank of America, N.A., as Managing Agents, and Bank of America, N.A., as Funding Agent (the Managing Agents and the Funding Agent are collectively, the "Agents") are
                                                                  ------
parties to a Five Year Credit Agreement dated as of June 18, 2001 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein are
                              ----------------
used herein as therein defined) with AMVESCAP PLC, a company organized under the laws of England (the "Borrower"). Each Guarantor may receive a portion of the
                      --------
proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement from time to time, each of the Guarantors hereby agrees as follows:

          Section 1. Guaranty; Limitation of Liability. (a) Each Guarantor
                     ---------------------------------
hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses
           ----------------------
(including reasonable counsel fees and expenses) incurred by any Agent or any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by a Loan Party to the Agents or the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guaranty, each Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Agent or any Lender under this Guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Agents and the Lenders under or in respect of the Loan Documents.

          Section 2. Guaranty Absolute. Each Guarantor guarantees that the
                     -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent or any Lender with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

          (f) any failure of any Lender to disclose to the Borrower or any of the Guarantors any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Lender (each Guarantor waiving any duty on the part of the Lenders to disclose such information); or

          (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

          Section 3. Waivers and Acknowledgments. (a) Each Guarantor hereby
                     ---------------------------
waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agents or any other Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

          (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          Section 4. Subrogation. Each Guarantor will not exercise any rights
                     -----------
that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Agent or any Lender against any Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any such Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the Funding Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Agent or any other Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Agents and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          Section 5. Payments Free and Clear of Taxes, Etc. (a) Except as
                     -------------------------------------
otherwise required by law, any and all payments by any Guarantor hereunder shall be made, in accordance with Section 2.13 of the Credit Agreement, free and clear of and without deduction for any and all Indemnifiable Taxes. If any Guarantor shall be required by law to deduct any Indemnifiable Taxes from or in respect of any sum payable hereunder to any Lender or any Agent or, if any Agent shall be required by law to deduct any Indemnifiable Taxes from or in respect of any sum paid or payable hereunder to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Indemnifiable Taxes (including deductions, whether by such Guarantor or any Agent, applicable to additional sums payable under this Section) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor (or, as the case may be and as required by applicable law, any Agent) shall make such deductions and (iii) such Guarantor (or, as the case may be and as required by applicable law, any Agent) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Guarantor shall pay any present or future Other Taxes.

          (c) Each Guarantor shall indemnify each Lender and each Agent for the full amount of Indemnifiable Taxes or Other Taxes imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such agent (as the case may be) makes written demand therefor.

          (d) The obligations of each Guarantor under this Section are subject in all respects to the limitations, qualifications and satisfaction of conditions set forth in Section 2.14 of the Credit Agreement. Without limitation of the foregoing, the Lenders are subject to the obligations set forth in Section 2.14 of the Credit Agreement to the same extent as if set forth herein.

          Section 6. Representations and Warranties. Each Guarantor hereby
                     ------------------------------
represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) Each Guarantor has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

          Section 7. Amendments, Etc. (a) Except as provided in subsection (b)
                     ----------------
to this Section 9, no amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Agents and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no amendment, waiver or consent shall, unless in writing and
-------
signed by all of the Lenders, (1) limit the liability of any of the Guarantors hereunder, (2) postpone any date fixed for payment hereunder or (3) change the number of Lenders required to take any action hereunder.

          (b) Upon the execution and delivery by any Person of an assumption of guaranty in substantially the form of Exhibit 1 hereto (each, an "Assumption of Guaranty"), such Person shall be and become a Guarantor
      ----------------------
     hereunder and each reference in this Guaranty to "Guarantors" shall also
                                                       ----------
     mean and be a reference to such Additional Guarantor.

          Section 8. Notices, Etc. All notices and other communications provided
                     -------------
for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it at the address of AMVESCAP PLC specified in the Credit Agreement, if to any Agent or any Lender, at their addresses specified in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

          Section 9. No Waiver; Remedies. No failure on the part of any Agent or
                     -------------------
any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 10. Right of Set-off. Upon the occurrence and during the
                      ----------------
continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Guarantors against any and all of the obligations of the Guarantors now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. Each Lender agrees promptly to notify the Guarantors after any such set-off and application, provided that the failure to
                                                   --------
give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its respective Affiliates may have.

          Section 11. Indemnification. Without limitation on any other
                      ---------------
obligations of the Guarantors or remedies of the Lenders under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Lender's legal counsel) suffered or incurred by such Lender as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

          Section 12. Continuing Guaranty; Assignments under the Credit
                      -------------------------------------------------
Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full
---------
force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents and the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such

Lender herein or otherwise, in each case as and to the extent provided in
Section 8.07 of the Credit Agreement.

          Section 13. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
                      -------------------------------------------------------
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

          (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                           INVESCO, INC.


                                               By  /s/ Luis Aguilar
                                                  ------------------------------
                                               Title:  Executive Vice President


                                           INVESCO NORTH AMERICAN HOLDINGS, INC.


                                               By  /s/ Neil Williams
                                                  ------------------------------
                                               Title:  Secretary


                                           A I M MANAGEMENT GROUP INC.


                                               By  /s/ J. Abbott Sprague
                                                  ------------------------------
                                               Title:  Senior Vice President


                                           A I M ADVISORS, INC.


                                               By  /s/ J. Abbott Sprague
                                                  ------------------------------
                                               Title:  Senior Vice President

                                              EXHIBIT 1 - ASSUMPTION OF GUARANTY

                             ASSUMPTION OF GUARANTY
                             ----------------------

                                                                          , 200
                                                               ----------      -

Citibank, N.A., and Bank of America, N.A.
as Managing Agents to the
Credit Agreement

          Credit Agreement dated as of June 18, 2001 (as amended or otherwise modified from time to time, the "Credit Agreement") among AMVESCAP
                                           ----------------
          PLC, a company organized under the laws of England (the "Borrower"),
                                                                   --------
          the lenders and the co-agents listed on the signature pages thereof, Citibank, N.A. and Bank of America, N.A., as managing agents, and Bank of America, N.A., as funding agent.

Ladies and Gentlemen:

          Reference is made to the above-captioned Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, modified or supplemented from time to time, being the "Guaranty"). The terms defined in the Guaranty and not otherwise
           --------
defined herein are used herein as therein defined.

          The undersigned hereby unconditionally guarantees the punctual payment when due, whether at stated maturity by acceleration or otherwise, of all of the Guaranteed Obligations and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents or the Lenders, on the terms and subject to the limitations set forth in the Guaranty as if it were an original party thereto. On and after the date hereof, each reference in the Guaranty to "Guarantor" shall mean and be a reference to the undersigned.

          The undersigned hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Guaranty to the same extent as each other Guarantor and hereby represents and warrants as follows:

          (a) The undersigned (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by the undersigned of this Assumption of Guaranty and each other Loan Document to which the undersigned is or is to be a party and the performance by the undersigned of its obligations under the Guaranty, as amended and supplemented by this Assumption of Guaranty, and each such other Loan Document are within the corporate powers of the undersigned, have been duly authorized by all necessary corporate action, and do not (i) contravene the undersigned's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
     (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the undersigned, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the undersigned or any of its Subsidiaries. Neither the undersigned nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the undersigned of this Assumption of Guaranty or any other Loan Document to which the undersigned is or is to be a party, or for the performance by the undersigned of the Guaranty, as amended and supplemented by this Assumption of Guaranty, and each such other Loan Document or (ii) the exercise by the Agents or any Lender of its rights under the Guaranty, as amended and supplemented by this Assumption of Guaranty, except for the authorizations, approvals, actions, notices and filings listed on Schedule 1 hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

          (d) This Assumption of Guaranty has been, and each other Loan Document to which the undersigned is or is to be a party when delivered pursuant to the Credit Agreement will have been, duly executed and delivered by the undersigned. This Assumption of Guaranty and the Guaranty as amended and supplemented hereby are, and each other Loan Document to which the undersigned is or is to be a party when delivered pursuant to the Credit Agreement will be, the legal, valid and binding obligations of the undersigned, enforceable against the undersigned in accordance with its terms.

          THIS ASSUMPTION OF GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                               Very truly yours,

                                               [NAME OF ADDITIONAL GUARANTOR]


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                  EXECUTION COPY

                                    GUARANTY

                               Dated June 18, 2001

                                      From

                                 INVESCO, INC.,
                      INVESCO NORTH AMERICAN HOLDINGS, INC.
                           A I M MANAGEMENT GROUP INC.
                                       and
                              A I M ADVISORS, INC.

                                  as Guarantors
                                  -- ----------

                                   in favor of

                           THE LENDERS REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                                                                       EXHIBIT E
                                                                FORM OF GUARANTY

                                FORM OF GUARANTY

                               Dated June 18, 2001

                                      From

                                 INVESCO, INC.,
                      INVESCO NORTH AMERICAN HOLDINGS, INC.
                           A I M MANAGEMENT GROUP INC.
                                       and
                              A I M ADVISORS, INC.

                                  as Guarantors
                                  -- ----------

                                   in favor of

                           THE LENDERS REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                         T A B L E  O F  C O N T E N T S
                         - - - - -  - -  - - - - - - - -

Section                                                                Page

1.  Guaranty; Limitation of Liability                                   1
    ---------------------------------

2.  Guaranty Absolute                                                   2
    -----------------

3.  Waivers and Acknowledgments                                         3
    ---------------------------

4.  Subrogation                                                         3
    -----------

5.  Payments Free and Clear of Taxes, Etc.                              4
    -------------------------------------

6.  Representations and Warranties                                      5
    ------------------------------

7.  Amendments, Etc.                                                    5
    ----------------

8.  Notices, Etc.                                                       5
    -------------

9.  No Waiver; Remedies                                                 6
    -------------------

10.  Right of Set-off                                                   6
     ----------------

11.  Indemnification                                                    6
     ---------------

12.  Continuing Guaranty; Assignments under the Credit Agreement        6
     -----------------------------------------------------------

13.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.            7
     -------------------------------------------------------